Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory
contracts

Nuveen Real Estate Income Fund
333-68948
811-10491


We hereby incorporate by reference the form of the new Investment Management Agreement and new
Sub-advisory Agreement filed in Proxy materials in the SEC filing on August 27, 2007, under Conformed
Submission Type DEF 14A, accession number
0000950137-07-013071.